Exhibit 99.1

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

CONTACT:	David Dick Chief Financial Officer 212-590-6200

ICR Jean Fontana 646-277-1214

dELiA*s, INC. ANNOUNCES NEW ADDITION TO LEADERSHIP TEAM

Provides Update on May/June Performance

New York, NY – July 15, 2013 – dELiA*s, Inc. (NASDAQ: DLIA), a multi-channel retail company primarily marketing to teenage girls, today announced that Whitney Randall has joined dELiA*s as Vice President, General Merchandise Manager. In her role, Ms. Randall will be responsible for all merchandising activities for the organization, and will report to Tracy Gardner, Chief Executive Officer. Ms. Randall’s experience includes successful tenures with Ms. Gardner at both The Gap and J.Crew in various merchandising roles, including Vice President of Merchandising for J.Crew. For the past year, Ms. Randall has been Divisional Vice President of Global Merchandising for Coach.

Tracy Gardner, Chief Executive Officer, commented, “We are excited to welcome Whitney to dELiA*s. She has an exceptional track record, bringing deep knowledge and experience to our organization. I look forward to once again working with Whitney to bring the dELiA*s brand to its full potential.”

Additionally, the Company today provided an update on May/June performance. For the combined May and June period, total Company revenue decreased 15.1% to $23.2 million compared to the same period in fiscal 2012 reflecting persistent weak traffic trends. Revenue from the retail segment decreased 12.2% to $16.9 million, due to a reduction in store count and a comparable store sales decrease of 8.1%. Revenue for the direct segment decreased 22.2% to $6.2 million. For the combined May and June period, total merchandise margins decreased approximately 350 basis points compared to the prior year period.

Ms. Gardner stated, “Business remains challenging as we continue to utilize aggressive promotional strategies to move through underperforming legacy inventory. As we are in the

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

beginning stages of a turnaround, we expect continuing pressures over the near term. We are intently focused on managing the dELiA*s business for the long-term, and are working to create a unified brand image and build a strong foundation for profitable future growth.”

Michael Zimmerman, Chairman of the Board, added, “We are pleased with the progress that Tracy is making to enhance her senior leadership team and the steps she is taking to stabilize the business. We are also pleased with our new relationship with Salus Capital as we partner together to identify ways to create additional financial flexibility.”

About dELiA*s, Inc.

dELiA*s, Inc. is a multi-channel retail company primarily marketing to teenage girls. It generates revenue by selling apparel, accessories and footwear to consumers through its website, direct mail catalogs, and mall-based retail stores.

Forward-Looking Statements

This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “should”, “would”, “project”, “plan”, “predict”, “intend” and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. For a discussion of risk factors that may affect our results, see the “Risk Factors That May Affect Future Results” section of our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.